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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8 - K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


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         April 21, 1998                            Commission File No. 1-6695
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 (Date of Earliest Event Reported)


                         FABRI-CENTERS OF AMERICA, INC.
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             (Exact name of Registrant as specified in its charter)





             Ohio                                        34-0720629
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

          5555 Darrow Road
            Hudson, Ohio                                   44236
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(Address of principal executive offices)                (Zip Code)

         (330) 656 - 2600
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 (Registrant's telephone number)





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Item 5.  Other Events

         On April 22, 1998, the Registrant announced that it had completed its acquisition of House of Fabrics, Inc. As previously reported on Form 8-K filed on March 24, 1998, the Registrant acquired 77.2% of the issued and outstanding shares of common stock of House of Fabrics pursuant to a cash tender offer (priced at $4.25 per share) that closed on March 6, 1998. The merger of House of Fabrics with a wholly-owned subsidiary of the Registrant, formed for the sole purpose of completing the acquisition, was approved at a special meeting of House of Fabrics shareholders held on April 21, 1998. As a result, House of Fabrics became a wholly-owned subsidiary of the Registrant. All shares of House of Fabrics common stock not already owned by the Registrant (approximately 1.2 million shares or 22.8% of the outstanding shares) were canceled and converted into the right to receive $4.25 in cash. Immediately following the special meeting, House of Fabrics, Inc. (NASDAQ: HFAB) was de-listed from the NASDAQ National Market. Documents were also filed to de-register House of Fabrics common stock with the Securities and Exchange Commission. A copy of the Registrant's press release issued in connection with the completion of the acquisition is attached to this Form 8-K as Exhibit "99.1".

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FABRI-CENTERS OF AMERICA, INC.


DATE:    May 6, 1998           /s/ Alan Rosskamm
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                                   BY:  Alan Rosskamm
                                        Chairman, President and Chief Executive
                                         Officer





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